Exhibit 10.1
                                                                   ------------


                           STOCK REPURCHASE AGREEMENT

                                  by and among

                           THE MIDDLEBY CORPORATION,

                            WILLIAM F. WHITMAN, JR.,

                              BARBARA K. WHITMAN,

                            W. FIFIELD WHITMAN III,

                               LAURA B. WHITMAN,

                     BARBARA K. WHITMAN IRREVOCABLE TRUST,

                   WILLIAM F. WHITMAN, JR. IRREVOCABLE TRUST,

            TRUST DATED DECEMBER 21, 2003 F/B/O BARBARA K. WHITMAN,

             TRUST DATED DECEMBER 21, 2003 F/B/O LAURA B. WHITMAN,

          TRUST DATED DECEMBER 21, 2003 F/B/O W. FIFIELD WHITMAN III,

   WILLIAM F. WHITMAN, JR. AND BARBARA K. WHITMAN CHARITABLE REMAINDER TRUST,

                                      and

                         W.F. WHITMAN FAMILY FOUNDATION

                               December 23, 2004

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                               TABLE OF CONTENTS

                                                                            Page

ARTICLE I      REPURCHASE AND SALE OF SHARES ...............................  2

   Section 1.1     Sale and Transfer .......................................  2
   Section 1.2     Purchase Price ..........................................  2

ARTICLE II     CLOSING .....................................................  2

   Section 2.1     Closing .................................................  2
   Section 2.2     Deliveries by the Holders ...............................  2
   Section 2.3     Deliveries by the Company ...............................  3

ARTICLE III    REPRESENTATIONS AND WARRANTIES OF THE HOLDERS ...............  3

   Section 3.1     Existence; Authority ....................................  3
   Section 3.2     Enforceability ..........................................  3
   Section 3.3     Ownership ...............................................  3
   Section 3.4     Good Title Conveyed .....................................  3

ARTICLE IV     REPRESENTATIONS AND WARRANTIES OF THE COMPANY ...............  4

   Section 4.1     Existence; Authority ....................................  4
   Section 4.2     Enforceability ..........................................  4

ARTICLE V      SECONDARY REGISTRATION STATEMENT ............................  4

   Section 5.1     Secondary Registration ..................................  4
   Section 5.2     Return of Prospectuses ..................................  6
   Section 5.3     Registration Expenses ...................................  6
   Section 5.4     Indemnification .........................................  6
   Section 5.5     Underwritten Registration ...............................  8
   Section 5.6     Reporting Sales .........................................  8
   Section 5.7     Demand Registration .....................................  8
   Section 5.8     Lockup Periods ..........................................  9
   Section 5.9     Reimbursement by the Holders ............................  9


ARTICLE VI     ADDITIONAL AGREEMENTS .......................................  9

   Section 6.1     Restriction on Sale .....................................  9
   Section 6.2     Restriction on Repurchase ...............................  9
   Section 6.3     Employment Agreement .................................... 10
   Section 6.4     Proxy Contests .......................................... 10
   Section 6.5     Transition Services ..................................... 11

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ARTICLE VII    AGREEMENT TO VOTE ........................................... 11

   Section 7.1     Election of Directors.................................... 11
   Section 7.2     Management Compensation; Bylaws.......................... 12
   Section 7.3     Other Matters............................................ 12
   Section 7.4     Voting Power............................................. 13
   Section 7.5     Adjustment Upon Changes in Capitalization................ 13

ARTICLE VIII   RELEASE OF CLAIMS ........................................... 13

   Section 8.1     Release of Claims ....................................... 13

ARTICLE IX     INDEMNIFICATION ............................................. 15

   Section 9.1     Survival of Representations and Warranties............... 15
   Section 9.2     Indemnification by the Holders........................... 15
   Section 9.4     Indemnification Claims................................... 15
   Section 9.5     Remedies Cumulative; Waiver.............................. 16

ARTICLE X      GENERAL PROVISIONS........................................... 16

   Section 10.1    Expenses................................................. 16
   Section 10.2    Notices.................................................. 16
   Section 10.3    Public Announcements..................................... 17
   Section 10.4    Waiver................................................... 17
   Section 10.6    Binding Effect; Assignments.............................. 17
   Section 10.7    Severability............................................. 17
   Section 10.8    Headings................................................. 18
   Section 10.9    Construction; Complete Agreement ........................ 18
   Section 10.10   Exhibits ................................................ 18
   Section 10.11   Governing Law ........................................... 18
   Section 10.12   Jurisdiction ............................................ 18
   Section 10.13   Counterparts ............................................ 18
   Section 10.14   Non-Disparagement ....................................... 19
   Section 10.15   Further Assurances ...................................... 19

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                           STOCK REPURCHASE AGREEMENT


         THIS STOCK REPURCHASE AGREEMENT (this "Agreement"), dated as of December 23, 2004, is entered into by and among The Middleby Corporation, a Delaware corporation (the "Company"), William F. Whitman, Jr. ("WFW, Jr."), Barbara K. Whitman ("BKW"), W. Fifield Whitman III ("WFW III"), Laura B. Whitman ("LBW"), the Barbara K. Whitman Irrevocable Trust, the William F. Whitman, Jr. Irrevocable Trust, the Trust dated December 21, 2003 F/B/O Barbara
K. Whitman, the Trust dated December 21, 2003 F/B/O Laura B. Whitman, the Trust dated December 21, 2003 F/B/O William Fifield Whitman III, the William F. Whitman, Jr. and Barbara K. Whitman Charitable Remainder Trust and the W. F. Whitman Family Foundation (collectively, the "Holders" and each individually, a "Holder," and the Holders that are organized as trusts or foundations are collectively referred to herein as the "Trusts," and each individually, a "Trust").

         WHEREAS, the Holders collectively own 3,660,492.548 shares of the issued and outstanding common stock, par value $0.01 per share, of the Company (the "Shares") and collectively hold options to purchase an aggregate of 271,000 shares of common stock of the Company (the "Options");

         WHEREAS, the Holders desire to sell, and the Company desires to purchase, a certain number of the Shares and certain of the Options owned by such Holders on the terms and conditions set forth in this Agreement;

         WHEREAS, the Holders desire to sell a certain number of their Shares to the public in an offering registered under the Securities Act of 1933, as amended (the "Securities Act"), and the Company desires to assist such Holders with such registered offering;

         WHEREAS, a Special Committee (the "Special Committee") of the Board of Directors of the Company (the "Board"), comprised of all of the independent directors on the Board, has authorized and approved this Agreement and the transactions contemplated hereby;

         WHEREAS, the Special Committee has received an opinion, dated as of the date hereof, from Lehman Brothers Inc. ("Lehman"), the financial advisor to the Special Committee, that the consideration being paid in connection with the transactions contemplated by this Agreement is fair from a financial point of view to the Company.

         NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holders agree as follows:

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                                   ARTICLE I

                         REPURCHASE AND SALE OF SHARES

         Section 1.1 Sale and Transfer. Subject to the terms and conditions of this Agreement, the Holders shall each sell, convey, assign, transfer and deliver to the Company, and the Company agrees to repurchase from the Holders, the number of Shares and Options set forth opposite such Holder's name on Exhibit A attached hereto and identified as being sold hereunder, free and clear of all Liens (as defined herein). Upon the repurchase of the Options by the Company as set forth herein, all agreements or other documents which evidence any Holder's ownership of the Options shall be terminated and cancelled.

         Section 1.2 Purchase Price. Subject to the terms and conditions of this Agreement, in consideration of the aforesaid sale, conveyance, assignment, transfer and delivery to the Company of the Shares and Options, the Company shall pay to each of the Holders the amount of cash set forth opposite such Holder's name under the heading "Purchase Price" on Exhibit A attached hereto. The aggregate cash consideration paid to the Holders shall be referred to herein as the "Purchase Price."

                                  ARTICLE II

                                    CLOSING

         Section 2.1 Closing. The consummation of the repurchase and sale of the Shares and the Options (the "Closing") are taking place on the date hereof at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 333 West Wacker Drive, Chicago, Illinois, and the date of the Closing is referred to herein as the "Closing Date."

         Section 2.2 Deliveries by the Holders. At the Closing, each of the Holders shall deliver to the Company:

                 (a) (i) a certificate or certificates representing the aggregate number of Shares set forth opposite the Holder's name on Exhibit A attached hereto and identified as being sold hereunder and accompanied by a stock power or stock powers (in the form attached hereto as Exhibit B), as the case may be, duly executed in blank by such Holder or (ii) with respect to any uncertificated Shares held "in street name," a notice in the form of Exhibit C attached hereto from the Holder of such Shares to the record holder of such Shares (the "Broker") directing that the Broker transfer such Shares to the Company, and acknowledgement by the Broker thereby, in each case as sufficient to vest in the Company good and marketable title to such Shares free and clear of all Liens;

                 (b) such other documents, instruments, certificates and receipts as are reasonably requested by the Company in order to validly convey title to the Shares and the Options set forth opposite the Holder's name on Exhibit A attached hereto and identified as being sold hereunder to the Company; and

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                 (c)    the resignations of each of WFW, Jr., WFW III and LBW
from all positions, including directorships, held with the Company and its subsidiaries, effective as of the Closing, in substantially the form attached hereto as Exhibit D, it being understood that WFW, Jr. is resigning as a result of his retirement from the Company.

         Section 2.3 Deliveries by the Company. At the Closing, the Company shall deliver to each of the Holders, by wire transfer of immediately available funds to an account that each Holder has designated in writing, the purchase price for the Shares and Options set forth opposite such Holder's name on Exhibit A attached hereto, less any withholding of tax as may be required under applicable law.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE HOLDERS

         Each of the Holders, jointly and severally, makes the following representations and warranties to the Company:

         Section 3.1 Existence; Authority. Each Trust is a trust duly organized, validly existing and in good standing under the laws of its jurisdiction of organization or formation and has all requisite power and authority to execute, deliver and perform the terms and provisions of this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. Each of WFW Jr., BKW, WFW III and LBW have the legal capacity and the power and authority to execute, deliver and perform the terms and provisions of this Agreement and to consummate the transactions contemplated hereby.

         Section 3.2 Enforceability. This Agreement has been duly executed and delivered by each of the Holders, and, assuming due and valid authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding agreement of each of the Holders, enforceable against the Holders in accordance with its terms.

         Section 3.3 Ownership. Each Holder is the sole record and beneficial owner of the Shares and/or Options set forth opposite such Holder's name on Exhibit A attached hereto, free and clear of all mortgages, pledges, encumbrances, liens, security interests, charges, agreements or claims of any kind (collectively, "Liens"). Such Holder has the full power and authority to transfer full legal ownership of the Shares and/or the Options. Except as set forth on Exhibit A attached hereto, none of the Holders own, directly or indirectly, any Shares or Options.

         Section 3.4 Good Title Conveyed. The stock certificates, stock powers, endorsements, assignments and other instruments executed and delivered by the Holders at the Closing are valid and binding obligations of the Holders, enforceable in accordance with their respective terms, and effectively vest in the Company good title to all Shares and Options sold, conveyed, assigned, transferred and delivered to the Company hereunder, free and clear of all Liens.

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                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company makes the following representations and warranties to each of the Holders:

         Section 4.1 Existence; Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to execute, deliver and perform the terms and provisions of this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

         Section 4.2 Enforceability. This Agreement has been duly executed and delivered by the Company, and, assuming due and valid authorization, execution and delivery hereof by each of the Holders, constitutes a legal, valid and binding agreement of the Company, enforceable against it in accordance with its terms.

                                   ARTICLE V

                        SECONDARY REGISTRATION STATEMENT

         Section 5.1 Secondary Registration. Unless otherwise requested by the Holders upon reasonable written notice to the Company, as soon as is practicable following the Closing Date, the Company shall use its reasonable best efforts to effect the registration under the Securities Act for sale as soon as practicable in an underwritten public offering of the Shares set forth on Exhibit A attached hereto designated for sale pursuant to the secondary registration (the "Secondary Shares"). In furtherance thereof, the Company shall take such action as shall be necessary to effect such registration including, without limitation, the following:

                 (a) prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement with respect to such Secondary Shares on any form for which the Company then qualifies, and which form shall be available for the sale of the Secondary Shares in accordance with the intended methods of distribution thereof, and use all commercially reasonable efforts to cause the registration statement to become effective and remain effective until the earlier of (i) the date when all Secondary Shares covered by the registration statement have been sold, or (ii) 180 days from the effective date of the registration statement;

                 (b) prepare and file with the Commission such amendments and supplements to the registration statement and the prospectus used in connection therewith as may be necessary to keep the registration statement effective for the period referred to in Section 5.1(a) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the registration statement during such period in accordance with the intended methods of disposition of the Secondary Shares;

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                 (c)    furnish to each Holder and each underwriter such number
of copies of the registration statement, each amendment and supplement thereto, the prospectus included in the registration statement (including each preliminary prospectus) and such other documents as such Holder or underwriter may reasonably request in order to facilitate the public sale or other disposition of the Secondary Shares;

                 (d) use commercially reasonable efforts to register or qualify such Secondary Shares under such other securities or blue sky laws of such jurisdictions as any Holder or underwriter reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder or underwriter to consummate the disposition in such jurisdictions of the Secondary Shares owned by such Holder; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), subject itself to taxation in any such jurisdiction or file a general consent to service of process in any such jurisdiction;

                 (e) notify each Holder and underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such Holder, the Company shall prepare a supplement or amendment to the prospectus so that, as thereafter delivered to the purchasers of such Secondary Shares, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

                 (f) promptly notify the Holders and the managing underwriter of the following events: (i) the filing of the prospectus or any prospectus supplement and the registration statement and any amendment or post-effective amendment thereto and, with respect to the registration statement or any post-effective amendment thereto, the declaration of the effectiveness of such document; (ii) any written comments by the Commission or any requests by the Commission for amendments or supplements to the registration statement or the prospectus or for additional information; (iii) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose; and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Secondary Shares for sale in any jurisdiction or the initiation or threat of initiation of any proceeding for such purpose;

                 (g) enter into such customary agreements (including, without limitation, underwriting agreements in customary form) and take all such other actions as the Holders reasonably request in order to expedite or facilitate the disposition of such Secondary Shares; and

                 (h) make every reasonable effort to prevent the entry of any order suspending the effectiveness of the registration statement and, in the event of the issuance of any such stop order, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of

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any security included in such registration statement for sale in any jurisdiction, the Company shall use commercially reasonable efforts promptly to obtain the withdrawal of such order.

         Section 5.2 Return of Prospectuses. Each Holder agrees that upon receipt of any notice from the Company of the happening of any event as a result of which the registration statement covering such Secondary Shares, as then in effect, contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or any fact necessary to make the statements therein not misleading, such Holder shall forthwith discontinue such Holder's disposition of Secondary Shares pursuant to the applicable registration statement and prospectus relating thereto until such Holder's receipt of the copies of the supplemented or amended prospectus and, if so directed by the Company, deliver to the Company all copies, other than permanent file copies, then in such Holder's possession of the prospectus current at the time of receipt of such notice relating to such Secondary Shares.

         Section 5.3    Registration Expenses.

                 (a) Company Expenses. All expenses incident to the Company's performance of or compliance with this Article V, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants and other persons retained by the Company (all such expenses being herein called "Registration Expenses"), shall be borne solely by the Company.

                 (b) Holders Expenses. All expenses of the Holders incurred in connection with this Article V (other than as may be payable pursuant to Section 5.3(a) hereof by the Company), including, without limitation, underwriters discounts and commissions and fees and disbursements of counsel for the Holders and other persons retained by the Holders shall be borne by the Holders.

         Section 5.4 Indemnification. The provisions of this Section 5.4 shall apply solely with respect to this Article V.

                 (a) In General. The Company agrees to indemnify, to the fullest extent permitted by law, each Holder, his/her/its affiliates and their respective officers, directors, employees and agents, as the case may be, and each person who controls such Holders (within the meaning of the Securities
Act), against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein as provided in Section 5.4(b) below.

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                 (b)    Information from the Holders. In connection with the
registration statement pursuant to this Article V, each Holder shall furnish to the Company in writing information regarding such Holder, the Secondary Shares and the intended distribution thereof for use in connection with such registration statement or prospectus and as shall be reasonably required in connection with any registration, qualification or compliance required in connection with this Article V and, to the fullest extent permitted by law, shall indemnify the Company, its directors and officers and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto made by any such Holder or any omission or alleged omission of a material fact required to be stated therein by such Holder or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit furnished in writing by the Holder specifically for inclusion in the registration statement and not corrected in a subsequent writing prior to the sale of the Secondary Shares; provided, that the obligation to indemnify shall be individual to each Holder and shall be limited to the net amount of proceeds received by the Holder from the sale of Secondary Shares pursuant to the registration statement.

                 (c) Notice of Claim. Any person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in the indemnified party's reasonable judgment a conflict of interest between the indemnified and the indemnifying parties may exist with respect to such claim, permit the indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without the consent of the indemnifying party (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by the indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between the indemnified party and any other of such indemnified parties with respect to such claim.

                 (d) Survival of Indemnification. The indemnification provided for under this Section 5.4 shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities and the termination of this Agreement.

                 (e) Contribution. Each Holder and the Company agrees that if, for any reason, the indemnification provisions contemplated by Section 5.4 are unavailable to or are insufficient to hold harmless any indemnified party in respect of all expenses, claims, losses, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of all such expenses, claims, losses, damages or liabilities (or actions in

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respect thereof) in such proportion as is appropriate to reflect the relative fault of, and benefits derived from an offering of Secondary Shares by, the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 5.4(e) were determined
(i) by pro rata allocation; or (ii) by any other method of allocation which does not take account of the equitable considerations referred to in this Section 5.4(e). The amount paid or payable by an indemnified party as a result of the expenses, claims, losses, damages or liabilities (or actions in respect thereof) referred to above shall be deemed to include (subject to any limitations set forth thereon) any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, the obligation for contribution hereunder shall be individual to each Holder and shall be limited to the net amount of proceeds received by such Holder from such sale of Secondary Shares pursuant to the registration statement.

         Section 5.5    Underwritten Registration. Each Holder agrees to
(a) accept the terms of the underwriting agreement as agreed upon by the Holders, the Company and the underwriters thereunder and (b) complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangement.

         Section 5.6 Reporting Sales. Each Holder shall report to the Company sales made pursuant to the registration of such Secondary Shares.

         Section 5.7 Demand Registration. In the event that the Holders determine not to proceed with the secondary underwritten public offering pursuant to Section 5.1, at any time after 180 days following the termination of the registration statement filed pursuant to Section 5.1, the Holders may make a written request for registration of the Secondary Shares under the Securities Act for sale in an offering (a "Demand Registration"). Upon a request for a Demand Registration, the Company shall use commercially reasonable efforts to effect such Demand Registration in accordance with the terms of this Article V; provided, that the Company shall have the right, upon written notice to the Holders, to postpone for up to 90 days any registration requested pursuant to this Section 5.7 if, in the good faith opinion of the Board, such registration would have a material adverse effect on the Company or materially interfere with any material acquisition, financial transaction, corporate reorganization or other similar corporate transaction then being pursued by the Company. The Company may not exercise its right to delay registration under this Section 5.7 more than once in any twelve month period. The Company shall have no obligation to register Secondary Shares under this Section 5.7 on more than two occasions.

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         Section 5.8    Lockup Periods. The Company hereby agrees to use its
reasonable best efforts to obtain the agreement of its directors and executive officers not to effect any public sale or distribution of the Company's common stock for a customary period of time if requested by the underwriters managing the registered public offerings contemplated by this Article V; provided, however, that this provision shall only apply if the Holders agree to enter into similar arrangements.

         Section 5.9 Reimbursement by the Holders. In the event that the Holders sell any Secondary Shares in an underwritten public offering as contemplated by this Article V within one year following the Closing Date at a price per share offered to the public (the "Underwritten Price") that is less than $42.00 per share (the "Share Purchase Price"), each of the Holders shall pay to the Company, by wire transfer of immediately available funds, an amount equal to the product of (i) the number of Shares repurchased by the Company from such Holder as set forth on Exhibit A attached hereto pursuant to the terms of this Agreement multiplied by (ii) the difference between the Share Purchase Price and the Underwritten Price.

         Section 5.10 Non-Transferability. The rights of the Holders under this Article V may not be transferred in whole or in part to any transferee without the prior written consent of the Company.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

         Section 6.1 Restriction on Sale. Notwithstanding anything to the contrary contained in this Agreement, the Holders hereby agree and acknowledge that without the prior written consent of the Company, the Holders (acting individually or as a group) may not knowingly sell Secondary Shares in a transaction or a series of transactions to any (i) major competitor of the Company as agreed upon by the parties hereto, or (ii) person to the extent that such transaction involves a sale of 400,000 or more shares of the Company's common stock; provided, however, that nothing contained in this Section 6.1 shall limit any Holder's ability to sell Secondary Shares (a) in any public tender offer or other sale of the Company or shares therein not solicited by the Holders in which all stockholders of the Company are eligible to participate or
(b) without limiting the Holders' rights under clause (a), to any person eligible to file a Schedule 13G under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), so long as any such sales pursuant to this clause
(b), either individually or in the aggregate, do not constitute a "Change in Control" as such term is defined in that certain employment agreement, dated as of December 23, 2004, by and between the Company, Middleby Marshall, Inc. and Selim A. Bassoul.

         Section 6.2 Restriction on Repurchase. During the Restricted Period (as defined below), each of the Holders hereby agrees not to, without the prior written consent of the Company, acquire any shares of the Company's common

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stock; provided, however, that if at any time prior to the expiration of the
Restricted Period such Holder's ownership of the Company's common stock decreases below 150,000 shares (the "Share Threshold"), then such Holder may, without the prior written consent of the Company, increase such Holder's share ownership in the Company up to the Share Threshold; provided, further, that the indirect ownership of shares of the Company's common stock through an investment in a "registered investment company" (as such term is defined under the Investment Company Act of 1940) that holds shares of the Company's common stock shall not be taken into account for purposes of determining a Holder's share ownership pursuant to this Section 6.2 or whether the Share Threshold has been exceeded. For the period beginning upon the expiration of the Restricted Period and ending on the date that is 10 years after the Closing Date, each of the Holders hereby agrees to provide written notice to the Company each time such Holder directly acquires shares of the Company's common stock, which purchase would have the effect of increasing such Holder's share ownership in the Company above the Share Threshold. "Restricted Period" shall mean the period beginning on the Closing Date and continuing through the earlier of the date (a) that is five (5) years after the Closing Date and (b) SAB ceases to be an employee of the Company for any reason.

         Section 6.3 Employment Agreement. Upon Closing, WFW, Jr. shall retire and his employment with the Company and Middleby Marshall Inc., a Delaware corporation, shall terminate pursuant to Section 6(g) of the Amended and Restated Employment Agreement of William F. Whitman, Jr., dated January 1, 1995, as amended (the "Employment Agreement"), and WFW, Jr. shall be entitled to
(a) those payments, and bound by those obligations, set forth in Section 6(g) of the Employment Agreement, including receipt of the benefits described in Section 7 of the Employment Agreement, it being agreed and understood that the Company shall, within thirty (30) days following the Closing Date, either, at the Company's sole discretion (i) purchase the annuity as described in Section 7(c) of the Employment Agreement, which annuity is to be contributed to The Middleby Corporation Grantor Trust or (ii) pay to WFW, Jr. one lump sum in an amount equivalent to the present value of the benefits described in Section 7 of the Employment Agreement, which amount is to be agreed upon by the Company and WFW, Jr. and (b) the payment of all compensation (including, without limitation, salary, bonus and expense reimbursement consistent with past practice) for the fiscal year 2004 pursuant to the terms of the Company's Management Incentive Compensation Plan or Employment Agreement, calculated as if WFW, Jr. were employed through the later to occur of (i) December 31, 2004, and (ii) the expiration of the Company's fiscal year 2004. WFW, Jr. agrees to assist the Company in obtaining health insurance coverage in order to fulfill its obligations hereunder to provide the benefits described in Section 7(b) of the Employment Agreement, including, without limitation, submitting to required medical examinations for WFW, Jr. and his dependents, and providing other information or documentation reasonably requested by the Company for this purpose. Other than as expressly set forth herein, upon Closing, the Employment Agreement and the respective rights of the parties thereto under the Employment Agreement shall be terminated.

         Section 6.4 Proxy Contests. Each Holder shall not, without the prior written consent of the Company:

                 (a) make, or in any way participate in, any "solicitation" of "proxies" (as such terms are defined or used in Regulation 14A under the Exchange Act) with respect to any securities of the Company (including by the execution of actions by written consent), become a "participant" in any "election contest" (as such terms are defined or used in Regulation 14A under the Exchange Act) with respect to the Company or seek to advise, encourage or influence any person or entity with respect to the voting of any securities of the Company;

                 (b) initiate or propose or otherwise solicit or participate in the solicitation of stockholders for the approval of, one or more stockholder proposals (including, without limitation, any proposal in respect of the nomination or election of directors) relating to the Company (whether pursuant to Rule 14a-8 under the Exchange Act or otherwise) or knowingly induce any other individual or entity to initiate any stockholder proposal (including, without limitation, any proposal in respect of the nomination or election of directors) relating to the Company;

                 (c) initiate or encourage the calling of a special meeting of stockholders of the Company; or

                 (d) knowingly instigate or encourage any third party to take any of the actions enumerated in this Section 6.4.

         Section 6.5 Transition Services. WFW Jr. and the Company agree that, following the Closing, WFW, Jr. shall provide immediate transition services and such other services as are commensurate with WFW, Jr.'s professional skills and experience to the Company as are mutually agreed by WFW, Jr. and the Company for a period no greater than thirty (30) days following the Closing Date. In exchange for the commitment of WFW, Jr. hereunder, the Company shall pay to WFW, Jr. the gross amount of $111,300 on the Closing, which amount shall be subject to applicable tax withholding under federal, state and local laws.

                                  ARTICLE VII

                                AGREEMENT TO VOTE

         Section 7.1 Election of Directors. During the Voting Term (as defined below), at every meeting of the stockholders of the Company called with respect to the following, and at every postponement or adjournment thereof, and on every action or approval by written consent of the stockholders of the Company with respect to the following, each Holder agrees to vote all of the Secondary Shares then owned by such Holder (including any Secondary Shares over which he/she/it exercises voting control) to elect Selim A. Bassoul ("SAB") to the Board. "Voting Term" shall mean the period beginning on the Closing Date and continuing through the earlier of the date (a) that is five (5) years after the Closing Date, (b) on which the Holders cease to own at least 450,000 shares, in the aggregate, of the Company's common stock, and (c) SAB ceases to be an employee of the Company for any reason. Each Holder agrees to vote all of the Secondary Shares then owned by such Holder (including any Secondary Shares over which he/she/it exercises voting control) to approve and adopt the election of each of the five (5) directors designated by SAB, and approved by the nominating committee of the Board, to the Board at any annual meeting of stockholders and at any postponement or adjournment thereof; provided, however, that each Holder shall only be obligated to vote his/her/its Secondary Shares in such manner the first time any designee stands for election to the Board, and voting of Secondary Shares by each Holder with respect to each designee after the first time such designee stands for election shall be in accordance with Section 7.3 herein.

         Section 7.2 Management Compensation; Bylaws. At the annual meeting of stockholders held in 2005, and at any postponement or adjournment thereof, each Holder agrees to vote all of the Secondary Shares then owned by such Holder (including any Secondary Shares over which he/she/it exercises voting control) to approve and adopt (i) the establishment of any stock option or purchase plan or other equity compensation arrangement, or an amendments to any existing plan or arrangement, that are recommended by the Board for approval by the Company's stockholders; and (ii) any amendments to the Company's Restated Certificate of Incorporation (the "Charter") and Amended and Restated Bylaws (the "Bylaws") that are recommended by the Board for approval by the Company's stockholders which would have the effect of: (a) permitting the Board to amend the Bylaws without stockholder approval and (b) implementing stockholder advance notice provisions, procedural requirements for stockholder meetings and limitations on the ability of stockholders to call special stockholder meetings (including minimum share ownership requirements) and to act by written consent.

         Section 7.3 Other Matters. With respect to matters not otherwise covered by Sections 7.1 and 7.2 above, during the Voting Term, if (a) the Holders sell any Secondary Shares in an underwritten public offering as contemplated by Article V, then at every meeting of the stockholders of the Company, and at every postponement or adjournment thereof, and on every action or approval by written consent of the stockholders of the Company, each Holder agrees to vote all of the Secondary Shares not sold in such offering then owned by such Holder (including any Secondary Shares over which he/she/it exercises voting control) in the manner as recommended by the Board (including, without limitation, with respect to the election of directors) and (b) the Holders do not sell any Secondary Shares in an underwritten public offering as contemplated by Article V, then at every meeting of the stockholders of the Company, and at every postponement or adjournment thereof, and on every action or approval by written consent of the stockholders of the Company, each Holder agrees to vote all of the Secondary Shares then owned by such Holder (including any Secondary Shares over which it exercises voting control) in the same proportion (excluding abstentions) as the votes cast by the other stockholders of the Company (other than the Holders) on the matters proposed; provided, however, that notwithstanding the foregoing, the Holders shall be permitted to vote any of the Secondary Shares then owned by each Holder (including any Shares over which he/she/it exercises voting control) as he/she/it deems appropriate with respect to proposals relating to the following matters: (i) the sale, lease or exchange of all or substantially all of the Company's assets or a majority of shares of the Company's outstanding capital stock, (ii) the restructuring, recapitalization or similar transaction with respect to the Company, including a merger, exchange offer or liquidation of the Company's assets, (iii) the proposed bankruptcy, dissolution or winding up of the operations of the Company, and (iv) the amendment of the Charter and/or Bylaws (except as otherwise set forth in Section 7.2 above).

         Section 7.4    Voting Power. Each Holder represents and warrants that
(a) he/she/it has the present power and right to vote all of the Secondary Shares set forth opposite his/her/its name on Exhibit A attached hereto and (b) except as provided herein, he/she/it has not (x) granted any proxy, power-of-attorney or other authorization or interest with respect to any of the Secondary Shares, (y) deposited any of the Secondary Shares into a voting trust or (z) entered into any voting agreement or other arrangement with respect to the voting of any of the Secondary Shares.

         Section 7.5 Adjustment Upon Changes in Capitalization. In the event of any change in the Company's common stock by reason of stock dividends, split-ups, recapitalizations, combinations, exchanges of shares or the like, the number of Secondary Shares shall be adjusted appropriately.

                                  ARTICLE VIII

                                RELEASE OF CLAIMS

         Section 8.1    Release of Claims.

                 (a) Each Holder on such Holder's behalf and on behalf of each of such Holder's affiliates, associates, personal representatives, representatives, executors, heirs, administrators, successors, assigns, spouses, partners, beneficiaries, attorneys, advisors, and agents (the "Holder Releasing Parties"), for good and sufficient consideration, the receipt of which is acknowledged, releases absolutely and forever discharges the Company and each of its predecessors, successors, assigns, parents, subsidiaries, divisions, and affiliated companies, and each of their respective former, current, and future officers, directors, owners, managers, employees, partners, associates, representatives, stockholders, attorneys, insurers, advisors, and agents, and each and all of them (the "Company Released Parties"), from and against all liabilities, claims, liens, causes of action, charges, complaints, grievances, obligations, costs, losses, damages, injuries, attorneys' fees, and other legal responsibilities (collectively referred to as "Claims"), of any form whatsoever, whether known or unknown, unforeseen, unanticipated, unsuspected or latent, which such Holder or such Holder's successors in interest now own or hold, or have at any time heretofore owned or held, or may at any time own or hold (i) by reason of any matter or thing arising from any cause whatsoever prior to the date of execution of this Agreement and (ii) with respect to the retention of such professionals by the Company as the Company deems necessary and appropriate, and without limiting the generality of the foregoing, from all claims, demands and causes of action based upon, relating to, or arising out of, to the extent applicable: (a) such Holder's employment relationship with the Company and/or any of its affiliates and subsidiaries and the termination of that relationship, including, without limitation, under any employment, change of control or severance agreements; (b) such Holder's relationship with the

Company and/or its affiliates and subsidiaries as a member of any boards of directors; (c) any other type of relationship (business or otherwise) between such Holder and the Company and/or its affiliates and subsidiaries; and (d) such Holder's relationship as a stockholder, optionholder or holder of any interest whatsoever in any of the Company Released Parties; provided, however, that the foregoing release shall not apply to (i) claims by any Holder Releasing Party for fraud or intentional misconduct or (ii) with respect to WFW, Jr., WFW III and LBW, claims arising out of any rights of indemnification, as in effect prior to the Closing Date, in favor of WFW, Jr. with respect to his activities as an officer, director or employee of the Company prior to the Closing Date, as provided in the Company's Restated Certificate of Incorporation or Amended and Restated Bylaws; provided, further, that nothing herein shall be deemed to release any of such Holder's right to enforce this Agreement.

                 (b) The Company, on its own behalf and on behalf of each of its predecessors, successors, assigns, parents, subsidiaries, divisions, and affiliated companies, and each of their respective former, current, and future officers, directors, owners, managers, employees, partners, associates, representatives, stockholders, attorneys, advisors, and agents and each and all of them (the "Company Releasing Parties"), for good and sufficient consideration, the receipt of which is acknowledged, release absolutely and forever discharge each of the Holders and each of their respective affiliates, associates, personal representatives, representatives, executors, heirs, administrators, successors, assigns, spouses, partners, beneficiaries, attorneys, advisors, and agents (the "Holder Released Parties"), from and against all Claims, of any form whatsoever, whether known or unknown, unforeseen, unanticipated, unsuspected or latent, which the Company or the Company's successors in interest now own or hold, or have at any time heretofore owned or held, or may at any time own or hold by reason of any matter or thing arising from any cause whatsoever prior to the date of execution of this Agreement, and without limiting the generality of the foregoing, from all claims, demands and causes of action based upon, relating to, or arising out of, to the extent applicable: (a) such Holder's employment relationship with the Company and/or any of its affiliates and subsidiaries and the termination of that relationship; (b) such Holder's relationship with the Company and/or its affiliates and subsidiaries as a member of any boards of directors; and (c) any other type of relationship (business or otherwise) between such Holder and the Company and/or its affiliates and subsidiaries; provided, however, that the foregoing release shall not apply to claims by any Company Releasing Party for fraud or intentional misconduct; provided, further, that nothing herein shall be deemed to release any of the Company's rights to enforce this Agreement.

                 (c) Each of the Company Releasing Parties and the Holder Releasing Parties warrant that they have not assigned any alleged claim that is the subject of this release to any other person or entity, and they are not aware of any claim or potential claim other than those being released.

                                   ARTICLE IX

                                 INDEMNIFICATION

         Section 9.1 Survival of Representations and Warranties. Each of the representations and warranties in this Agreement or pursuant hereto shall survive the Closing Date. Notwithstanding any knowledge of facts determined or determinable by any party by investigation, each party shall have the right to fully rely on the representations, warranties, covenants and agreements of the other parties contained in this Agreement or in any other documents or papers delivered in connection herewith. Each representation, warranty, covenant and agreement of the parties contained in this Agreement is independent of each other representation, warranty, covenant and agreement.

         Section 9.2 Indemnification by the Holders. Each of the Holders, jointly and severally, agrees to indemnify and hold the Company and its stockholders, directors, officers, employees, attorneys, agents and affiliates (collectively, the "Company Indemnified Parties") harmless from and against the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related counsel fees and expenses) incurred or suffered by the Company arising out of, relating to, or resulting from (i) any breach of a representation or warranty made by such Holder in or pursuant to this Agreement, (ii) any breach of the covenants or agreements made by such Holder in or pursuant to this Agreement, or (iii) any inaccuracy in any certificate, instrument or other document delivered by such Holder as required by this Agreement (collectively, "Company Indemnifiable Damages").

         Section 9.3 Indemnification by the Company. The Company agrees to indemnify and hold each Holder and each Holder's respective trustees, officers, employees, attorneys, agents and affiliates (collectively, the "Holder Indemnified Parties") harmless from and against, the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related counsel fees and expenses) incurred or suffered by the Holders arising out of, relating to, or resulting from (i) any breach of a representation or warranty made by the Company in or pursuant to this Agreement,
(ii) any breach of the covenants or agreements made by the Company in or pursuant to this Agreement, or (iii) any inaccuracy in any certificate, instrument or other document delivered by the Company as required by this Agreement (collectively, "Holder Indemnifiable Damages" and together with Company Indemnifiable Damages, "Indemnifiable Damages"). The Company acknowledges and agrees that each of WFW, Jr., WFW III and LBW shall be entitled to indemnification as former directors, and in the case of WFW, Jr., as an officer, to the extent set forth in the Charter and Bylaws and as provided in the Company's director's and officer's liability insurance policy.

         Section 9.4    Indemnification Claims.

                 (a) Any claim for Indemnifiable Damages or any other damages hereunder shall be made by written notice, which notice shall set forth (i) the amount of Indemnifiable Damages or other loss, damage, cost or expense which is claimed to have been sustained by reason thereof, and (ii) the basis of such claim; and

                 (b) Payment for any claim made under subsection (a) shall be effected on the later to occur of the expiration of ten (10) days from the date of such notice or, if such claim is contested in writing within such ten (10) day period, the date the dispute is resolved.

         Section 9.5 Remedies Cumulative; Waiver. The remedies provided herein shall be cumulative and shall not preclude any party from asserting any other right, or seeking any other remedies against the other party, and shall survive the Closing.

                                   ARTICLE X

                               GENERAL PROVISIONS

         Section 10.1 Expenses. Except as otherwise provided in this Agreement, each party to this Agreement will bear its respective fees and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement and the contemplated transactions, including all fees and expense of its representatives.

         Section 10.2 Notices. All notices permitted or required under this Agreement shall be in writing and shall be either (a) delivered by personal service; (b) delivered by a recognized overnight courier service; (c) telecopied and confirmed electronically, followed by a written copy mailed by registered or certified mail, postage prepaid, return receipt requested; or (d) sent by certified or registered mail, postage prepaid, return receipt requested, to the parties hereto at their addresses set forth below or at such other addresses which may be designated in writing by the parties:

                 (a)    If to the Company:

                        The Middleby Corporation
                        1400 Toastmaster Drive
                        Elgin, Illinois 60120
                        Attn: Selim A. Bassoul, Chief Executive Officer Facsimile No.: (847) 741-9561

                        With a copy to (which shall not constitute notice to the Company):

                        Skadden, Arps, Slate, Meagher & Flom LLP
                        4 Times Square
                        New York, NY
                        Attn: Blaine (Fin) V. Fogg, Esq.
                        Facsimile No.: (212) 735-2000

                 (b)    If to the Holders:

                        c/o William F. Whitman, Jr.
                        8050 Southeast S.E. Little Harbour Drive, H-7 Hobe Sound, Florida 33455

                        With a copy to (which shall not constitute notice to the Holders):

                        Danziger & Danziger
                        405 Park Avenue, Suite 502
                        New York, New York  10022
                        Attn: Thomas C. Danziger, Esq.
                        Facsimile No.: (212) 754-7000

         Notices shall be deemed received (a) when delivered personally, (b) one business day after being sent by telecopy or a recognized overnight courier, (c) three business days after being sent by certified or registered mail, or (d) when receipt is confirmed if delivered by telecopy.

         Section 10.3 Public Announcements. The Company and the Holders will consult with each other before issuing, and provide each other with the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, and neither the Company nor any of the Holders shall issue any such press release or make any such public statement without the prior approval of the other parties, in each case except as may be required by law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

         Section 10.4 Waiver. Neither any failure nor any delay by any party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege.

         Section 10.5 Entire Agreement and Modification. This Agreement supersedes all prior agreements, whether written or oral, between the parties with respect to its subject matter and constitutes (along with the Exhibits and other documents delivered pursuant to this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended, supplemented, or otherwise modified except by a written agreement executed by the parties.

         Section 10.6 Binding Effect; Assignments. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors. Nothing expressed or implied herein shall be construed to give any other person any legal or equitable rights hereunder. Except as expressly provided herein, the rights and obligations of this Agreement may not be assigned or delegated by either party without the prior written consent of the other party.

         Section 10.7 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         Section 10.8 Headings. The headings of Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.

         Section 10.9 Construction; Complete Agreement. Each party has been represented by counsel selected by such party in connection with the negotiation and drafting of this Agreement, and this Agreement has been jointly drafted by such counsel, so no principle of resolving ambiguities against the drafter shall apply in construing any of the terms hereof. Whenever, the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation."

         Section 10.10 Exhibits. The Exhibits attached hereto are an integral part of this Agreement. All Exhibits attached to this Agreement are incorporated herein by this reference and all references herein to this "Agreement" shall mean this Stock Repurchase Agreement, together with all such Exhibits, and all ancillary agreements and exhibits and schedules thereto delivered at Closing.

         Section 10.11 Governing Law. This Agreement and any dispute arising in connection therewith will be governed by and construed under the law of the State of Delaware without regard to conflicts-of-laws principles that would require the application of any other law.

         Section 10.12  Jurisdiction.

                 (a) The parties agree that any suit, action or proceeding arising out of, or with respect to, this Agreement or any judgment entered by any court in respect thereof shall be brought in the courts of the State of Delaware or in the U.S. District Courts located in the State of Delaware and the Company and the Holder hereby irrevocably accept the exclusive personal jurisdiction of those courts for the purpose of any suit, action or proceeding.

                 (b) In addition, the Company and the Holder each hereby irrevocably waives, to the fullest extent permitted by law, any objection which it or he may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought in the State of Delaware or the U.S. District Courts located in the State of Delaware, and hereby further irrevocably waives any claim that any suit, action or proceedings brought in any such court has been brought in an inconvenient forum.

         Section 10.13 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

         Section 10.14 Non-Disparagement. Each of the parties hereto agrees that under no circumstances will it disparage the other parties to this Agreement, nor make statements, whether public or private, oral or written, that would be reasonably likely to injure the other parties' reputations in any respect. For purposes of this Section 10.14, the obligations of the Company shall include, without limitation, its officers, directors and employees individually. Nothing in this section shall preclude any party from responding truthfully to inquiries made in connection with any legal or governmental proceeding pursuant to subpoena or from making such other statements as may be required by applicable law.

         Section 10.15 Further Assurances. Each of the parties hereto shall do and perform or cause to be done and performed all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.


                                           THE MIDDLEBY CORPORATION, a
                                           Delaware corporation


                                           By: /s/ Timothy J. FitzGerald
                                               ---------------------------------
                                               Name:  Timothy J. FitzGerald
                                               Title: Chief Financial Officer


                                           /s/ Wm F. Whitman Jr.
                                           -------------------------------------
                                           WILLIAM F. WHITMAN, JR., individually


                                           /s/ W. Fifield Whitman
                                           -------------------------------------
                                           W. FIFIELD WHITMAN III, individually


                                           /s/ Laura B. Whitman
                                           -------------------------------------
                                           LAURA B. WHITMAN, individually


                                           /s/ Barbara K. Whitman
                                           -------------------------------------
                                           BARBARA K. WHITMAN, individually


                                           BARBARA K. WHITMAN IRREVOCABLE TRUST


                                           By: /s/ Thomas C. Danziger
                                               ---------------------------------
                                               Name:  Thomas C. Danziger
                                               Title: Trustee


                                           WILLIAM F. WHITMAN, JR.
                                           IRREVOCABLE TRUST


                                           By: /s/ Thomas C. Danziger
                                               ---------------------------------
                                               Name:  Thomas C. Danziger
                                               Title: Trustee

                                           TRUST DATED DECEMBER 21, 2003
                                           F/B/O BARBARA K. WHITMAN


                                           By: /s/ Barbara K. Whitman
                                               ---------------------------------
                                               Name:  Barbara K. Whitman
                                               Title: Trustee


                                           TRUST DATED DECEMBER 21, 2003
                                           F/B/O LAURA B. WHITMAN


                                           By: /s/ Barbara K. Whitman
                                               ---------------------------------
                                               Name:  Barbara K. Whitman
                                               Title: Trustee


                                           TRUST DATED DECEMBER 21, 2003
                                           F/B/O W. FIFIELD WHITMAN III


                                           By: /s/ Barbara K. Whitman
                                               ---------------------------------
                                               Name:  Barbara K. Whitman
                                               Title: Trustee


                                           WILLIAM F. WHITMAN, JR. AND
                                           BARBARA K. WHITMAN CHARITABLE
                                           REMAINDER TRUST


                                           By: /s/ Wm F. Whitman Jr.
                                               ---------------------------------
                                               Name:  William F. Whitman Jr.
                                               Title: President


                                           W.F. WHITMAN FAMILY FOUNDATION


                                           By: /s/ Wm F. Whitman Jr.
                                               ---------------------------------
                                               Name:  William F. Whitman Jr.
                                               Title: President